UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
_______________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 27, 2012

AMERICAN WAGERING, INC.
(Exact Name of Registrant as Specified in Charter)

NEVADA	000-20685	88-0344658
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

675 Grier Drive, Las Vegas, Nevada	89119
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (702) 792-3773

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.
On June 27, 2012, pursuant to that certain Agreement and Plan of Merger, dated as of April 13, 2011 (the “Merger Agreement”), among William Hill Holdings Limited, a private limited company formed under the laws of England and Wales (“Parent”), AW Sub Co., a Nevada corporation and an indirect wholly-owned subsidiary of Parent (“Merger Sub”), American Wagering, Inc., a Nevada corporation (the “Company”), and certain stockholders of the Company, Merger Sub merged with and into the Company (the “Merger”).  The Company is the surviving entity in the Merger and an indirect wholly-owned subsidiary of Parent.  The aggregate purchase price was approximately $14 million, which was paid in full by Parent at the closing of the Merger.

Item 3.03 Material Modification to Rights of Security Holders
Each outstanding share of common stock of the Company (such shares, collectively, the “Shares”) issued and outstanding immediately prior to the effective time of the Merger (other than (i) Shares held by Parent, Merger Sub, the Company or any wholly-owned subsidiary of the Company and (ii) Shares for which appraisal rights have been perfected) was cancelled and automatically converted into the right to receive $0.90 in cash, without interest and less any applicable withholding taxes.

Item 5.01 Changes in Control of Registrant.
On June 27, 2012, Parent consummated the acquisition of the Company through the Merger of Merger Sub with and into the Company. The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated into this Item 5.01 by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
At the effective time of the Merger, on June 27, 2012, the articles of incorporation and the bylaws of the Company, each as in effect immediately prior to the Merger, were amended in their entirety in accordance with the terms of the Merger Agreement.

A copy of the amended and restated articles of incorporation and bylaws of the Company are attached as Exhibits 3.1 and 3.2 to this Current Report on Form 8-K, respectively, and are incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d)           Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description
3.1	Certificate of Second Amended and Restated Articles of Incorporation of American Wagering, Inc.
3.2	Second Amended and Restated Bylaws of American Wagering, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Wagering, Inc.
(Registrant)

Date: July 2, 2012
	By:	/s/ Thomas Murphy
Thomas Murphy
	Its:	Secretary

EXHIBIT INDEX

Exhibit No.	Description
3.1	Certificate of Second Amended and Restated Articles of Incorporation of American Wagering, Inc.
3.2	Second Amended and Restated Bylaws of American Wagering, Inc.